SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                    -----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    Date of Report (Date of Event Reported):
                                December 7, 2000

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                                 TELIGENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


             000-23387                                      54-18665620
     ------------------------                          --------------------
     (Commission File Number)                 (IRS Employer Identification No.)


                               8065 Leesburg Pike
                                    Suite 400
                             Vienna, Virginia 22182
                    (Address of principal executive offices)
                                   (Zip Code)

        Registrant's telephone number, including area code (703) 762-5100

Item 5.  Other Events

         On December 7, 2000, the Registrant entered into a Common Stock Purchase Agreement (the "Agreement") with RGC International Investors, LDC ("RGC"). Under the terms of the Agreement, RGC committed to purchase up to $250 million of Registrant's common stock, at Registrant's option, over a period of 18 months, subject to certain conditions. In addition, pursuant to the Agreement, the Registrant has issued warrants to RGC to purchase 4,972,370 shares of common stock at a price of $3.62 per share. Proceeds from the Agreement will finance operations and construction of the Registrant's fixed wireless and fiber optic voice and data networks.

         The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Exhibits

10.1 Common Stock Purchase Agreement, dated as of December 7, 2000, between Teligent, Inc. and the investor named on Schedule A thereto, relating to the purchase and sale of Class A Common Stock of Teligent, Inc.

10.2 Registration Rights Agreement, dated as of December 7, 2000, between Teligent, Inc. and RGC International Investors, LDC.

10.3 Stock Purchase Warrant, dated as of December 7, 2000, issued to RGC International Investors, LDC by Teligent, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     TELIGENT, INC.


Dated:   December 21, 2000               By: /s/ John C. Wright
                                             -------------------------------
                                          Name:  John C. Wright
                                          Title: Senior Vice President
                                                 and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number                     Description

10.1 Common Stock Purchase Agreement, dated as of December 7, 2000, between Teligent, Inc. and the investor named on Schedule A thereto, relating to the purchase and sale of Class A Common Stock of Teligent, Inc.

10.2 Registration Rights Agreement, dated as of December 7, 2000, between Teligent, Inc. and RGC International Investors, LDC.

10.3 Stock Purchase Warrant, dated as of December 7, 2000, issued to RGC International Investors, LDC by Teligent, Inc.